As filed with the Securities and Exchange Commission on January 5, 1999

                                            Registration No.333-____________
    ------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act Of 1933


                              DBS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                       84-1124675
(State or other  jurisdiction of incorporation           (IRS Employer
            or organization)                          Identification No.)

        100 Shoreline Highway, Suite 190A, Mill Valley, California 94941
               (Address of Principal Executive Office) (Zip Code)

                             1998 Stock Option Plan
                             1996 Stock Option Plan
                        1993 Incentive Stock Option Plan
         1993 Non-Qualified Stock Option Plan for Non-Employee Directors
              1993 Non-Qualified Stock Option Plan for Consultants
                      Stock Option to be issued pursuant to
                           Employment Agreements with:
                        Fred W. Thompson, Gregory T. Leger
                        Randall Smith, E.A. James Peretti
                            (Full title of the plans)
                            ------------------------
                                FRED W. THOMPSON
                                    President
                        100 Shoreline Highway, Suite 190A
                          Mill Valley, California 94941
                     (Name and address of agent for service)
                            -------------------------
                                 (415) 380-8055
          (Telephone number, including area code, of agent for service)
                            -------------------------




If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following |X|

                         CALCULATION OF REGISTRATION FEE




-------------------------------------------------------------------------------------------------------------------------------
                                                           Proposed                 Proposed
                                                           Maximum                   Maximum
  Title of Securities          Amount to be             Offering Price              Aggregate                Amount of
   to be Registered             Registered                Per Share              Offering Price           Registration Fee
-------------------------------------------------------------------------------------------------------------------------------

Common Stock,
par value $.0004                 2,563,672                  $4.3125                $11,055,835                 $3,074
-------------------------------------------------------------------------------------------------------------------------------


(1) Fee calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price per share of the Company's Common Stock on December 21, 1998, as quoted on the OTC Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information *

Item 2.  Registrant Information and Employee Plan Annual Information *

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed or to be filed by DBS Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement.

          1. The Company's Prospectus filed pursuant to Rule 424(b) with the Commission on December 7, 1998.

          2. The Company's quarterly report Form 10-QSB for the quarter ended September 30, 1998.

          3. The Company's quarterly report on Form 10-QSB for the quarter ended June 30, 1998.

          4. The Company's quarterly report on Form 10-QSB, as amended, for the quarter ended March 31, 1998.

          5. The Company's proxy statement, as amended, for the Company's Annual Meeting held on May 12, 1998.

          6. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

          7.   The Company's Form 8-A.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock will be passed upon by the law firm of Bartel Eng Linn & Schroder, Sacramento, California. Certain members of the firm own shares of Common Stock of the Company representing less than 1% of the outstanding shares of Common Stock. In addition, the firm has a Warrant to purchase up to 200,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Certificate of Incorporation and the Bylaws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by law.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

Exhibit No.

5.1       Opinion of Bartel Eng Linn & Schroder, counsel to Company
10.6      1993 Incentive Stock Option Plan for DBS Industries (1)
10.7      1993 Non-Qualified Stock Option Plan for Non-Employee Directors (1)
10.8      1993 Non-Qualified Stock Option Plan for Consultants (1)
10.31 Employment Agreement between Fred W. Thompson and the Company dated April 18, 1996 (2)
10.32 Employment Agreement between Randall L. Smith and GEMS dated March 1, 1996 (2)
10.33 Employment Agreement between E.A. James Peretti and GEMS dated April 18, 1996 (2)
10.34     1996 Stock  Option Plan (2) 10.36 1998 Stock  Option Plan (3)
10.41 Employment Agreement with Gregory T. Leger and the Company dated March 1, 1998(4)
23.1      Written  Consent  of   PricewaterhouseCoopers   LLP,  independent
          accountants
23.2      Consent of Bartel Eng Linn & Schroder is contained in Exhibit 5.1

(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1993.
(2) Incorporated by reference to the Company's Annual Report on Form 10-KSB for fiscal year ended December 31, 1996.
(3) Incorporated by reference to the Company's definitive proxy statement for the Company's Annual Meeting held on May 12, 1998.
(4) Incorporated by reference to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form SB-2.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

         (2) That for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at the time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on November 4, 1998.

                                          DBS INDUSTRIES, INC.,
                                          a Delaware Corporation


                                          /s/ FRED W. THOMPSON
                                          FRED W. THOMPSON,
                                          President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signatures                                          Date


 /s/ FRED W. THOMPSON                                  November 4, 1998
-----------------------------------------------        ------------------------
FRED W. THOMPSON,
President, Director, Chief Executive
Officer, Chief Financial Officer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)


 /s/ E. A. JAMES PERETTI                               November 4, 1998
------------------------------------------------       ------------------------
E.A. JAMES PERETTI
Director


 /s/ MICHAEL T. SCHIEBER                               October 30, 1998
-------------------------------------------------      ------------------------
MICHAEL T. SCHIEBER
Director


 /s/ H. TATE HOLT                                      November 2, 1998
-------------------------------------------------      ------------------------
H. TATE HOLT
Director



 /s/ JEROME W. CARLSON                                 November 4, 1998
--------------------------------------------------     ------------------------
JEROME W. CARLSON
Director